UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2016

O’REILLY AUTOMOTIVE, INC.

(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21318	27-4358837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Patterson

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On March 1, 2016, O’Reilly Automotive, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc., as the representatives of the underwriters named on Schedule I thereto (the “Underwriters”), and the guarantors party thereto (the “Guarantors”), with respect to the Company’s issuance and sale of $500 million aggregate principal amount of the Company’s 3.550% Senior Notes due 2026 (the “Notes”).  The Underwriting Agreement includes customary representations, warranties and covenants.  Under the terms of the Underwriting Agreement, the Company and the Guarantors also have agreed to indemnify the Underwriters against certain liabilities.

The estimated net proceeds from the offering of the Notes were approximately $495 million, after deducting the underwriting discounts and estimated offering expenses payable by the Company.  The Company used a portion of the net proceeds from the offering of the Notes to pay fees and expenses related to the offering of the Notes and intends to use the remaining net proceeds for general corporate purposes, which may include ordinary course working capital increases, repurchases of shares of common stock, repayment of debt and to invest in other business opportunities, including acquisitions.

The above description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, attached as Exhibit 1.1 hereto, and incorporated herein by reference.

Item 8.01              Other Events.

On March 1, 2016, the Company issued press releases announcing (i) the proposed offering of the Notes and (ii) the pricing of the Notes.  The full text of each of these press releases is attached hereto as Exhibits 99.1 and 99.2, respectively, and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)                                         Exhibits:

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of March 1, 2016, by and among the Company, the Guarantors and J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc., as the representatives of the underwriters named on Schedule I thereto.

99.1	Press release of the registrant dated March 1, 2016 re: offering of the Notes.
99.2	Press release of the registrant dated March 1, 2016 re: pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      March 4, 2016

O’Reilly Automotive, Inc.

By:	/s/ Thomas McFall
Thomas McFall
Executive Vice President of Finance and
Chief Financial Officer
(principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description
1.1

Underwriting Agreement, dated as of March 1, 2016, by and among the Company, the Guarantors and J.P. Morgan Securities LLC and U.S. Bancorp Investments, Inc., as the representatives of the underwriters named on Schedule I thereto.

99.1	Press release of the registrant dated March 1, 2016 re: offering of the Notes.
99.2	Press release of the registrant dated March 1, 2016 re: pricing of the Notes.